EXHIBIT 14.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-111019, No. 333-119998, No. 333-126257, No. 333-143399, No. 333-194483, No. 333-199535 and No. 333-212326) and related Prospectuses and on Form S-8 (No. 333-113420, No. 333-118897, No. 333-139717, No. 333-141306, No. 333-173155, No. 333-214775 and No. 333-217655), relating to Pointer Telocation Ltd., of our reports dated February 27, 2019, with respect to the financial statements of Pointer Do Brasil Comercial Ltda. and the effectiveness of internal control over financial reporting of Pointer Do Brasil Comercial Ltda., for the year ended December 31, 2018 referenced in the Annual Report of Pointer Telocation Ltd., on Form 20-F for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

São Paulo, Brazil, April 1, 2019

/s/ Baker Tilly Brasil Norte SS Auditors Independentes - EPP
Baker Tilly Brasil Norte SS Auditors Independentes - EPP
Vicente Luis Reis Lauria